Exhibit 99.1

Access National Corporation to Release Third Quarter 2018 Results

RESTON, Va.--(BUSINESS WIRE)--October 12, 2018--Access National Corporation (NASDAQ: ANCX) (“Access”), the parent company for Access National Bank and Middleburg Investment Group, announced today that it would release third quarter 2018 results after the market closes on Thursday, October 25, 2018.

Access will host a conference call for analysts at 9:00 a.m. Eastern Daylight Time on Friday, October 26, 2018.

To listen to the call, please use one of the following telephone numbers:

Participant Toll-Free Dial-In Number: (844) 348-3796
Participant International Dial-In Number: (213) 358-0951

Conference ID: 6696465

Access National Corporation is the parent company of Access National Bank and Middleburg Investment Group serving Northern and Central Virginia. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation trade on the NASDAQ Global Market under the symbol "ANCX."

Forward-Looking Statements

The information presented herein contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be identified by words such as "may," "could," "will," "expect," "believe," "anticipate," "forecast," "intend," "plan," "prospects," "estimate," "potential," or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made, and Access assumes no duty to update forward-looking statements.

CONTACT:
Access National Corporation
Michael W. Clarke, CEO
703-871-2100